EXHIBIT 11

                               HOWELL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          1996       1995
                                                          ----       ----
                                             (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE

Computation for Statement of Earnings

Reconciliation of net income per statement of
  earnings to amount used in calculation of earnings
  per share - assuming no dilution:
     Net earnings                                        $1,195    $  832
     Subtract - Dividend to preferred shareholders          604       604
                                                         ------    ------
     Net earnings, as adjusted                           $  591    $  228
                                                         ======    ======

Weighted average number of common shares
  outstanding                                             4,934     4,837
                                                         ======    ======

Earnings per share - assuming no dilution <F1>           $  .12    $  .05
                                                         ======    ======

Additional Primary Computation

Net earnings, as adjusted per primary
  computation above                                      $  591    $  228
                                                         ======    ======

Adjustment to weighted average number of
  shares outstanding:
     Weighted average number of shares outstanding
       per primary computation above                      4,934     4,837
     Add - Dilutive effect of outstanding options
       (as determined by application of the treasury
       stock method)                                        100        71
                                                         ------    ------
     Weighted average number of shares outstanding,
       as adjusted                                        5,034     4,908
                                                         ======    ======

Primary earnings per share, as adjusted <F2>             $  .12    $  .05
                                                         ======    ======

FULLY DILUTED EARNINGS PER SHARE

Computation for Statement of Earnings

Net earnings, as adjusted per
  primary computation above                              $  591    $  228
                                                         ======    ======
Weighted average number of common shares
  outstanding, per primary computation above              4,934     4,837
                                                         ======    ======
Earnings per share - assuming full
  dilution <F1>                                          $  .12    $  .05
                                                         ======    ======


Additional Fully Diluted Computation

Additional adjustment to net earnings,
  as adjusted per fully diluted computation above:
     Net earnings, as adjusted per fully
       diluted computation above                         $  591    $  228
     Add - Dividend to preferred shareholders               604       604
                                                         ------    ------

     Net earnings, as adjusted                           $1,195    $  832
                                                         ======    ======

Additional adjustment to weighted average number
  of shares outstanding:
     Weighted average number of shares outstanding,
       per fully diluted computation above                4,934     4,837
     Add - Dilutive effect of outstanding options
       (as determined by the application of the treasury
       stock method)                                        100        71
          Shares issuable from assumed exercise of
            convertible preferred stock                   2,090     2,091
                                                         ------    ------
     Weighted average number of common shares,
        as adjusted                                       7,124     6,999
                                                         ======    ======

Fully diluted earnings per share <F3>                    $  .17    $  .12
                                                         ======    ======

<F1>
These amounts agree with the reported amounts on the statements of earnings.
<F2>
This calculation is submitted in accordance with Regulation S-K item
601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
<F3>
This calculation is submitted in accordance with Regulation S-K item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.